SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   PLASMATECH
                 ----------------------------------------------
                 (Name of small business issuer in its charter)


      Nevada                           3640                    56-2474226
-----------------               --------------------         -----------------
 (State or Other                 (Primary Standard            (IRS Employer
 Jurisdiction of                     Industrial              Identification #)
  Organization) Classification Code)

             PLASMATECH, INC.               NEVADA STATE CORPORATE NETWORK, INC.
    2764 Lake Sahara Drive, Suite 111        2764 Lake Sahara Drive, Suite 111
         Las Vegas, Nevada 89117                  Las Vegas, Nevada 89117
              (702) 851-1330                      1-800-910-9919 Ext. 217

(Address and telephone of registrant's   (Name, address and telephone number of
            executive office)                        agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

This offering will terminate 90 days after this Registration Statement becomes effective with the Securities and Exchange Commission, unless extended for an additional 90 days by the company.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 8.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]


                                          CALCULATION OF REGISTRATION FEE

        Securities to be           Amount To Be   Offering Price     Aggregate      Registration
           Registered               Registered     Per Share[1]    Offering Price      Fee[2]

Common Stock                        4,000,000     $     0.025     $     100,000    $  11.77


Common Stock by Selling Security    2,800,000     $     0.025     $   70,000[3]    $   8.24
Shareholders

[1] The offering price has been arbitrarily determined by PlasmaTech, Inc. ("PlasmaTech") and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price. [2] The portion of the shares which are being offered by the selling shareholders has been calculated based upon Rule 457(c) under the Securities Act.
[3] PlasmaTech will not receive any of the proceeds from the sale of common stock by the selling security shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This prospectus constitutes neither an offer to sell, nor the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                   PROSPECTUS

                                PLASMATECH, INC.

                             SHARES OF COMMON STOCK
      NO MINIMUM TO 4,000,000 SHARES MAXIMUM BEING SOLD BY US TO THE PUBLIC
                                       AND
                                PLASMATECH, INC.
                             SHARES OF COMMON STOCK
       2,800,000 SHARES OF COMMON STOCK BEING SOLD BY SELLING SHAREHOLDERS

         Prior to this offering, there has been no public trading market for the common stock of PlasmaTech, Inc. ("PlasmaTech"). PlasmaTech is registering up to 4,000,000 shares of common stock at an offering price of $0.025. The maximum amount to be raised is $100,000. There will be no underwriter or broker/dealer involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale. The shares are being offered by PlasmaTech through its sole officer and director. There will be no minimum amount of shares sold and PlasmaTech will not create an escrow account into which the proceeds from any shares will be placed. The proceeds from all shares sold by PlasmaTech will be placed into the corporate account and such funds shall be non-refundable to subscribers, except as may be required by applicable laws. PlasmaTech will pay all expenses incurred in this offering.

         Concurrently with PlasmaTech's registration and offering of 4,000,000 shares of common stock to be sold by the company, the company is also registering, on behalf of certain selling shareholders, an additional 2,800,000 shares of common stock at an offering price of $0.025 per share for the duration of the offering, on a best efforts basis, no minimum, 2,800,000 shares maximum. There is no escrow account. The offering by the selling shareholders will be for a maximum period of 90 days from the date this prospectus is effective with the Securities and Exchange Commission. PlasmaTech does not receive any proceeds from the sale of any of the shares held by the selling shareholders.

         Since there is no minimum number of shares that may or must be sold by the company, we may receive no, or very minimal, proceeds from the offering.

         The securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

         This offering will terminate 90 days after this Registration Statement becomes effective with the Securities and Exchange Commission, unless extended by the company for an additional 90 days.

               The date of this prospectus is ___________________.

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 8.

PLEASE READ THIS PROSPECTUS CAREFULLY.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS
                                                                        Page No.

Summary of Our Prospectus                                                    6
Risk Factors                                                                 8
Use of Proceeds                                                             17
Determination of Offering Price                                             18
Dilution of the Price You Pay for Your Shares                               18
Selling Security Holders                                                    19
Plan of Distribution; Terms of the Offering                                 20
Legal Proceedings                                                           22
Business                                                                    22
Management's Discussion and Analysis of Financial Condition
  and Results of Operations                                                 24
Management                                                                  25
Executive Compensation                                                      26
Principal Shareholders                                                      27
Description of Securities                                                   29
Certain Transactions                                                        30
Litigation                                                                  30
Experts                                                                     30
Financial Statements                                                        30
Part II. Information not Required in the Prospectus                         41
Exhibits                                                                    42
Undertakings                                                                43
Signatures                                                                  45

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                            SUMMARY OF OUR PROSPECTUS

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.
Summary Information about PlasmaTech, Inc.

PlasmaTech, Inc. ("PlasmaTech") is a development stage company, organized on July 14, 2004, in the State of Nevada, to enter into the design and sale of illuminated signboard products using a novel plasma lighting technology produced in China by a patented manufacturing process.

This technology allows the reproduction of brightly illuminated, photo-quality images on plastic, allowing Plasma light to compete in many markets currently dominated by incandescent, fluorescent and neon lighting. The company intends to secure the exclusive North American and South American marketing rights for this plasma lighting technology from the agent representing the Chinese patent holder of this manufacturing process.

The company's plasma products will compete with traditional signboard lighting products. PlasmaTech products provide bright light applications while consuming only a fraction of the energy required by conventional light sources. The patented process used to manufacture the company's plasma products produces a plastic sheet based material that is thinner than a credit card but, when powered, illuminates two and a half times brighter than neon lights. The company will initially focus on the signage applications of this technology for industrial trade show exhibits and displays, such as illuminated banners and wall displays. Future applications may include general promotional products and safety products.

Our business office is located at 2764 Lake Sahara Drive, Suite 111, Las Vegas, Nevada 89117, and our telephone number is (702) 851-1330; our fax number is
(702) 838-5130. Our United States and registered statutory office is located at 2764 Lake Sahara Drive, Suite 111, Las Vegas, Nevada 89117, telephone number
(702) 838-8599. Our fiscal year end is December 31.

As of December 31, 2005, the date of the company's last audited financial statements, PlasmaTech had raised $21,000 through the sale of common stock. There is $14,197 cash on hand and in the corporate bank account. PlasmaTech currently has liabilities of $10,096 for expenses accrued during the start-up of the corporation. In addition, PlasmaTech anticipates that the costs associated with this offering will be approximately $2,700. As of the date of this prospectus, we have not yet generated or realized any revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements PlasmaTech has filed with this prospectus.

Description of Property

Currently, the company does not own any property. The company has shared offices located at the address given above and on the cover page of the registration
statement   accompanying  this  prospectus.

Concurrent Offering By Selling

Shareholders A group of selling shareholders is endeavoring to sell their shares of common stock at the same time PlasmaTech is conducting this offering. The percentage of total outstanding common stock being offered by the selling shareholders is 28.5%. The price at which the selling shareholders offer their shares is a fixed price of $0.025 per share for the duration of the offering. PlasmaTech will not receive any proceeds from the sale of the common stock by the selling shareholders. Currently, the company has eight (8) shareholders of common stock; seven (7) existing shareholders are endeavoring to sell their shares of common stock.

Summary Information About The Offering

Securities being Offered by     Up  to   6,800,000   shares  of  common   stock.
Selling  Shareholders,          2,800,000 common shares are being offered by the
Common Stock,  par value        selling shareholders. 4,000,000 shares of common
$0.001                          stock being offered by PlasmaTech.
------------------------------- ------------------------------------------------
Offering Price Per Share by     $0.025  per  share  for  the   duration  of  the
PlasmaTech and Selling          offering.
Shareholders
------------------------------- ------------------------------------------------
Number of Shares                9,800,000 common shares are currently issued and
Outstanding                     outstanding.   2,800,000   of  the   issued  and
Before the Offering of          outstanding  shrases  are to be sold  under this
Common Shares                   prospectus by existing security shareholders.
------------------------------- ------------------------------------------------
Number of Shares                13,800,000 common shares (if the maximum  number
Outstanding After the           is sold).
Offering
------------------------------- ------------------------------------------------
Minimum Number of               None
Shares to be Sold in this
Offering
------------------------------- ------------------------------------------------
Use of Proceeds                 PlasmaTech  will not receive any  proceeds  from
                                the  sale of the  common  stock  by the  selling
                                shareholders.  If all  4,000,000  common  shares
                                being offered by PlasmaTech  are sold, the total
                                gross proceeds to PlasmaTech  would be $100,000.
                                The  company  intends to use the  proceeds  from
                                this  offering (i) to secure  certain  exclusive
                                marketing  rights,  from the agent  representing
                                the manufacturer of the company's products,  for
                                the North American and South  American  markets,
                                estimated  at  $10,000,  (ii)  to  initiate  the
                                company's  sales  and  marketing   capabilities,
                                estimated at $44,000,  (iii) to purchase initial
                                product samples,  estimated at $12,000, and (iv)
                                for other general  corporate and working capital
                                purposes,   estimated  at  $30,000.   The  total
                                expenses    associated   with   this   offering;
                                including the  preparation of this  registration
                                statement has been estimated at $2,700.
------------------------------- ------------------------------------------------

------------------------------- ------------------------------------------------
Offering Period                 The shares are being offered for a period not to
                                exceed 90 days from the date this  prospectus is
                                effective   with  the  Securities  and  Exchange
                                Commission,  unless  extended by the company for
                                an additional 90 days.
------------------------------- ------------------------------------------------
Terms of the Offering           The selling security shareholders will determine
                                when and how they  will  sell the  common  stock
                                offered in this prospectus.
------------------------------- ------------------------------------------------


Summary of FinancialInformation

                  Balance Sheet           As of  December  31, 2005
          ------------------------------ --------------------------
          Total  Assets                           $ 14,197
          ------------------------------ --------------------------
          Total  Liabilities                        10,096
          ------------------------------ --------------------------
          Equity                                  $  4,101
          ------------------------------ --------------------------

                  Operating Data         July 14, 2004 (inception)
                                                  through
                                             December 31, 2005
          ------------------------------ --------------------------
          Revenue                                      Nil
          ------------------------------ --------------------------
          Net Loss                                $  9,899
          ------------------------------ --------------------------
          Net Loss Per Share                      $  (0.00)
          ------------------------------ --------------------------

PlasmaTech has earned no revenues and has achieved losses since inception. PlasmaTech has had no operations and has been issued a going concern opinion regarding the company's sole reliance upon the sale of its common stock to fund future operations.

                                  RISK FACTORS
Auditor's Going Concern
-----------------------

THERE IS SUBSTANTIAL DOUBT ABOUT PLASMATECH'S ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor's report on our December 31, 2005 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Since our sole officer and director may be unwilling or unable to loan or advance additional capital to PlasmaTech, we believe that if we do not raise at least $25,000 from our offering, we may be required to suspend or cease the implementation of our business plans within 12 months. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. See "December 31, 2005 Audited Financial Statements - Auditors Report."

As the company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors.

Risks Related To Our Financial Condition
----------------------------------------

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY.

The company anticipates increases in its operating expenses, without realizing any revenues from its product line. These increases in operating expenses will be attributed to the cost of (i) securing certain exclusive marketing rights, from the agent representing the manufacturer of the company's PlasmaTech products, for the North American and South American markets, (ii) initiating the company's sales and marketing capabilities (iii) purchasing initial product samples, and (iv) other general corporate and working capital purposes.

The cost of initiating the company's sales and marketing capabilities includes the cost of travel to the U.S. to visit at least ten potential customers, estimated to be $20,000, and the cost of participating in several major industry trade shows, estimated to be $10,000. The company will incur additional costs in the ordering and delivery of samples for the products from the manufacturer. The company will also incur additional costs to develop and launch the company's website, estimated to be $10,000.

The costs associated with the initial product marketing can be significant and therefore we expect to incur significant losses into the foreseeable future. There is no history upon which to base any assumption as to the likelihood that the company will prove successful. We cannot provide investors with any assurance that we will generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business will fail, which will result in the loss of your entire investment.

IF WE DO NOT OBTAIN ADDEQUATE FINANCING, OUR BUSINESS WILL FAIL, WHICH WILL RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT.

Our current operating funds are adequate for corporate existence over the next twelve months. PlasmaTech's cash balance, as of December 31, 2005, is $14,197. PlasmaTech will require additional financing in order to implement its business plans and business strategy. The company is currently spending approximately $1,400 per month.

We require significant capital over the next twelve months, to secure certain exclusive rights to market PlasmaTech products in North America and South America, to finance our sales and marketing initiatives, and to purchase initial product samples. We will require additional funds to establish a website and market the company's products throughout North America. If we are not successful in earning revenues once we have established our initial product offerings and commenced business operations, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the company's ability to design and market new products, the stability of trade between the United States and Mainland China and the strength of the US dollar internationally. These factors may have an effect on the timing, amount, terms, or conditions of additional financing, and make such additional financing unavailable to us. See "Description of Business."

No assurance can be given that the company will obtain access to capital markets in the future, or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the company to gain access to capital markets, or obtain acceptable financing, could have a material adverse effect upon the results of its operations and upon its financial conditions.

SINCE WE LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

PlasmaTech  is a  development  stage  company  formed  recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on July 14, 2004 and to date have been involved primarily in organizational activities and market research and have transacted no business operations. Thus, there is no internal or industry-based historical financial data, for any significant period of time, upon which to estimate the company's planned operating expenses. The company's anticipated expenses are based, in part, on its expectations as to future revenues and to a significant extent are relatively fixed, at least in the short term. The company may not be able to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in relation to its expectations would have an immediate adverse impact upon the company's business, financial condition, and the results of its operations. In addition, the company may decide from time to time to make certain pricing, service, or marketing decisions or acquisitions that could have a short-term material adverse effect on its business, financial condition, or the results of its operations, and may not result in the long-term benefits intended. Due to all of the foregoing factors, it is probable that in some future period the company's operating results may be less than the expectations of public market analyses and investors. In such event, the price of the company's securities, including its common stock, would probably be materially adversely affected. As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

FAILURE TO MANAGE GROWTH.

The company expects to experience significant growth and expects such growth to continue for the foreseeable future. The company's growth may place a significant strain on its management, financial, operating, and technical resources. The failure to manage this growth effectively could have a material adverse effect upon the company's financial condition, or the results of its operations.

MARKET ACCEPTANCE AND DEPENDENCE ON PRINCIPAL PRODUCTS AND SERVICES.

The strategy of the company for growth is substantially dependent upon its ability to market its illuminated signboard products and services successfully to its customers. There can be no assurance that its products and services will achieve significant market acceptance in the trade show exhibit design industry. There can be no assurance that such acceptance, if achieved, will be sustained for any significant period of time, or that product life cycles (or substitute products) will be sufficient to permit the company to recover its associated costs. The failure of our products to achieve or sustain market acceptance could have a material adverse effect on the business, its financial conditions, and the results of its operations.

Risks Related To This Offering
------------------------------

SECURITIES MARKET FACTORS.

There is currently no traded public market for the company's common stock. There are no assurances that any public market will be established or maintained for the company's stock.

AS WE CURRENTLY HAVE NO MARKET FOR OUR SHARES, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES. EVEN IF A MARKET SHOULD DEVELOP, THE PRICE MAY BE VOLATILE AND SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

Currently, our stock is not traded and we cannot provide investors with any assurance that it will be traded, or if traded, whether a market will develop. If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations, causing our stock to be volatile.

The company cannot apply directly to be quoted on the NASD Over-The-Counter Bulletin Board (OTC). Additionally, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the company's stock. Despite the company's best efforts, the company may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. It is the company's intent to contact potential market makers for the OTC Bulletin Board after it has completed its primary offering. The company would consider pursuing a listing on the OTCBB after this registration becomes effective and the company has completed its offering.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is oftentimes volatile and you may not be able to buy or sell the stock when you want.

SINCE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, THE COMPANY'S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILLUTING THE COMPANY'S CURRENT SHARE HOLDERS' EQUITY.

The company has 75,000,000 authorized shares, of which only 9,800,000 are currently outstanding and only 13,800,000 will be issued and outstanding if all the shares in this offering are sold. The company's management could, without the consent of the company's existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the company's current shareholders. Additionally, large share issuances by the company would generally have a negative impact on the company's share price. It is possible that, due to additional share issuance, you could loose a substantial amount, or all, of your investment.

SINCE OUR COMPANY'S SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 71.4% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS.

The company's sole officer and director owns 71.4% of the outstanding shares, and will own 50.72% if the maximum number of shares are sold for this offering. As a result, he will be able to decide who the directors of the company will be and to control the direction of the company. The company's sole officer and director's interests may differ from the interests of other stockholders. Factors that could cause his interests to differ from the interest of other stockholders include the impact of corporate transactions on the timing of business operations, and his ability to continue to manage the business, in terms of the amount of time he is able to devote to the company.

All decisions regarding the management of the company's affairs will be made exclusively by its sole officer and director. Purchasers of the offered shares may not participate in the management of the company and, therefore, are dependent upon the management abilities of the company's sole officer and director. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that the company's sole officer and director will not abuse his discretion in executing the company's business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless that person is willing to entrust all aspects of management to the company's sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the company's management.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for the design or sale of lighting, signage or trade show installation products.

Risks Related to Investing in Our Company

AS  THE  COMPANY'S  SOLE  OFFICER  AND  DIRECTOR  HAS  OTHER  OUTSIDE   BUSINESS
ACTIVITIES, HE MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERUPTIONS OR BUSINESS FAILURE.

Mr. Brough, our sole officer and director, has other outside business activities and is currently devoting approximately 5-10 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Brough, which may result in periodic interruptions or suspensions of our business plan. If the demands of the company's business require the full business time of our sole officer and director, he is prepared to adjust his timetable to devote more time to the company's business. However, there can be no assurance that he will be able to devote sufficient time to the management of the company's business, which may result in periodic interruptions in implementing the company's plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The company is entirely dependent on the efforts of its senior manager. The loss of its senior manager, or of other key personnel in the future, could have a material adverse effect on the business and its prospects. The company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. The company plans to continue these efforts in the future. However, there can be no assurances that replacement personnel, if any, will cause the company to operate profitably. The company does not maintain key person life insurance on any of its senior management.

SINCE OUR SOLE OFFICER AND DIRECTOR HAS DIRECT EXPERIENCE IN NEITHER THE ILLUMINATED SIGNBOARD PRODUCTS INDUSTRY, NOR THE TRADE SHOW DESIGN INDUSTRY, THE COMPANY MAY NEVER BE SUCCESSFUL IN IMPLEMENTING ITS BUSINESS STRATEGY, WHICH WILL RESULT IN THE LOSS OF YOUR INVESTMENT.

Our management has no direct experience in marketing signage products to the trade show exhibit design industry and, as a result, may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account the purchasing or sales strategies which are commonly deployed in the lighting, signage, or trade show design industries. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in these industries. As a result, we may have to suspend or cease operations, which will result in the loss of your investment.


SINCE WE ARE A DEVELOPMENT STAGE COMPANY, WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth, and expansion of our business.

SINCE THE INTERNET WILL BE AN INTEGRAL ELEMENT OF THE COMPANY'S OPERATIONS, ANY SIGNIFICANT CHANGES TO THE INTERNET'S EXISTING COMMUNICATIONS INFRASTRUCTURE COULD HAVE A MATERIAL ADVERSE AFFECT OUR OPERATIONS AND CAUSE OUR BUSINESS TO FAIL.

The company's website will be the initial tool used by the company in its sales process. For example, we will rely upon the internet to contact prospective customers and to display our products. It will also be the channel by which the company will submit product orders and custom product designs to the manufacturer of its products in China. The company's use of the Internet, to quickly send product information and pricing to prospective customers, and to submit product designs and orders to its manufacturer, is paramount to our business operations and sales and marketing strategy. Any long term interruption of Internet service, or interference with the company's website, would have a negative impact on the company's ability to fulfill its business model and the company could fail.


ABILITY OF THE COMPANY TO IMPLEMENT ITS BUSINESS STRATEGY.

Although the company intends to pursue a strategy of aggressively marketing its products and services, implementation of this strategy will depend in large part on its ability to establish a significant customer base among influential trade show exhibit designers, maintain favorable relationships with those customers, effectively design acceptable products and services for its customers, obtain adequate financing on favorable terms in order to fund its business, maintain appropriate procedures, policies, and systems, hire, train, and retain skilled employees, and to continue to operate within an environment of increasing competition. The inability of the company to obtain or maintain any or all of these factors could impair its ability to implement its business strategy successfully, which could have a material adverse effect on the results of its operations and its financial condition.

BUSINESS INTERRUPTIONS. (RELIANCE ON THIRD PARTY PROVIDERS, MANUFACTURING AND PRODUCT SUPPLY.)

The company's core product line is manufactured through a patented manufacturing process based in China. The manufacturer's equipment could be damaged or even destroyed during the manufacturing process. The company anticipates that the manufacturer will make significant efforts to maintain and safe-guard its manufacturing facility, but there can be no assurances that the manufacturer will be successful in maintaining the operational status of its manufacturing capabilities. The temporary or permanent loss of this capability, resulting from physical damage or operating malfunction, could have a material adverse effect on the company's business operations and financial conditions.

Operating malfunctions in the software systems of financial institutions, market makers, and other parties may also have an adverse affect on the operations of the company.

MORE COSTS THAN ANTICIPATED.

Management has used reasonable efforts to assess and predict costs and expenses. However, there can be no assurance that implementing the company's business plan may not require more employees, capital equipment, supplies, or sales and marketing expenditures, than management has predicted. Similarly, the cost of compensating additional management, employees, and consultants, or other operating costs, may be more than management's estimates, which could result in sustained financial losses.

NO ASSURANCES OF REVENUE OR OPERATING PROFITS.

There can be no assurance that the company will be able to develop consistent revenue or that its operations will become profitable.

UNINSURED LOSS; ACTS OF GOD.

The company may, but is not required to, obtain comprehensive liability and other business insurance of the types customarily maintained by similar businesses. There are certain types of extraordinary occurrences, however, which may be either uninsurable or not economically insurable. For example, in the event of a major earthquake, the company could lose product inventory, or computer systems could be rendered inoperable for protracted periods of time, which would adversely affect its financial condition. In the event of a major civil disturbance, the company's operations could be adversely affected. Should such an uninsured loss occur, the company could lose significant revenues and financial opportunities in amounts that would not be partially or fully compensated by insurance proceeds.

INDEPENDENT CONTRACTORS MAY NOT PERFORM AS EXPECTED

The company's management may retain independent contractors to provide services to the company. Those contractors have no fiduciary duty to the shareholders of the company and may not perform as expected. The company anticipates hiring contractors to build its website.

LICENSES AND CONSENTS.

The utilization or other exploitation of the illuminated signboard products and services developed or offered by the company may require it to obtain licenses or consents from the producers or other holders of patents, copyrights or other similar rights relating to its products and designs. In the event the company is unable, if so required, to obtain any necessary license or consent on terms which the management of the company considers to be reasonable, it may be required to cease developing, utilizing, or exploiting products, designs or technologies affected by those patents, copyrights or similar rights.

Risks Related to Investing in Our Industry
------------------------------------------

AS THE COMPANY'S PRODUCTS ARE INTENDED FOR USE BY THE TRADE SHOW AND EXPOSITION INDUSTRY, A DOWNTURN IN THAT INDUSTRY WOULD REDUCE THE DEMAND FOR OUR PRODUCTS AND COULD MAKE THE BUSINESS UNPROFITABLE.

The majority of the company's signage products are to be marketed to businesses which design and build trade show exhibits and displays. A downturn in this industry would significantly affect the company's ability to conduct its business and achieve profitability.

GENERAL COMPETITION.

The core plasma technology of the company's lighting products has been available for many decades, but the application of this technology has eluded entrepreneurs since its discovery. The company has identified a manufacturer to produce its Plasma products. There can be no assurance that competitors will not improve upon or advance the core Plasma technology that the company's products are based upon, and thus render the company's illuminated signboard products obsolete. There may be companies in certain vertical markets, such as signage, that are better financed and have long standing business relationships with trades show exhibit designer, our primary potential customers. There can be no guarantee that the company will be able to secure the business of these pre-existing competitive accounts.

OTHER TECHNOLOGICAL FACTORS.

The market for illuminated signboard products developed by the company is characterized by rapidly changing technology that could result in product obsolescence, or short product life cycles. These market characteristics are exacerbated by the emerging nature of plasma lighting technology and the fact that in the near future many companies are expected to introduce trade show signage products and services similar to those offered by the company. Similarly, the trade show design industry is characterized by continuous development and introduction of new designs, products, and technologies to replace outdated products, designs and technologies. Accordingly, the ability of the company to compete in this industry will depend upon its ability to continually enhance and improve its designs and products, and to provide new and innovative designs and products. There can be no assurance that competitors will not develop products, designs or technologies that render those of the company obsolete or less marketable. In addition, there can be no assurance that the company's products will prove to be sufficiently reliable or durable in wide spread commercial application.

FORWARD-LOOKING STATEMENTS.

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned design and marketing of illuminated signboard products. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur. The forward-looking statements contained herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions that we will be able to continue our business strategies on a timely basis, that we will attract customers, that there will be no material adverse competitive or regulatory change in the conditions of our business, that our sole officer and director will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business, or in governmental regulations affecting our business. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. The growth, in absolute or relative amounts, of the cost of development and maintenance, or general and administrative expenses, or the occurrence of extraordinary events, could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects, and periodic revisions must be made to reflect actual conditions and business developments. The impact of these conditions and developments may cause us to alter our marketing, capital investment, or other expenditures, which may also have a material adverse affect upon the results of our operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us, or any other person, that our objectives or plans will be achieved.
                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis - there is no minimum number of shares which must be sold in order for the offering to proceed. The offering price per share is $0.025. The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company.

                                                      If 25% of      If 50% of      If 75% of     If 100% of
                                                     Shares Sold    Shares Sold    Shares Sold   Shares Sold
                                                    -----------------------------------------------------------
                   GROSS PROCEEDS FROM THIS OFFERING   $25,000        $50,000        $75,000       $100,000
   Less: OFFERING EXPENSES                            =========      =========     ==========     =========
                                 SEC Filing Expenses        1,300           1,300          1,300         1,300
                                            Printing          200             200            200           200
                                                    -----------------------------------------------------------
                                      Transfer Agent        1,200           1,200          1,200         1,200
                                                    -----------------------------------------------------------
                                               TOTAL       $2,700          $2,700         $2,700        $2,700
                                                    -----------------------------------------------------------
   Less:  SALES & MARKETING
                                                    -----------------------------------------------------------
                                International Travel        5,000          10,000         15,000        20,000
                                                    -----------------------------------------------------------
           Initial Sample Purchases/ Initial License       10,000          16,000         19,000        22,000
                                                    -----------------------------------------------------------
                                 Website Development       $2,000          $5,000         $7,500       $10,000
                                                    -----------------------------------------------------------
                                Trade Show Attendance      $2,000          $5,000         $7,500       $10,000
                 Direct Email and Telephone Campaign       $1,000          $2,000         $3,000        $4,000
                                               TOTAL      $20,000         $38,000        $52,000       $66,000
   Less: ADMINISTRATION EXPENSES
        Office, Stationery, Telephone, Internet            $1,000          $2,000         $6,000       $10,000
                                Legal and Accounting       $1,300          $5,300         $8,300       $10,000
                                       Office Temp              0          $2,000         $6,000       $10,000

                                                        =========      ==========     ==========     =========
                                              TOTALS      $25,000         $50,000        $75,000       $98,700

The above figures represent only estimated costs.

International travel, to solicit product orders from potential customers, involves two aspects. The first is travel to cities throughout North America to solicit product orders from leading exhibition and trade show design companies, and/or their agents or representatives. The second aspect involves participation in several major industry trade shows.

The cities to be visited may include Albuquerque, Anaheim, Atlanta, Atlantic City, Baltimore, Boston, Charlotte, Chicago, Cincinnati, Cleveland, Columbus, Dallas, Ft. Worth, Denver, Detroit, Grand Rapids, Houston, Indianapolis, Kansas City, Las Vegas, Long Beach, Los Angeles, Louisville, Miami & Miami Beach, Milwaukee, Minneapolis & St. Paul, Nashville, New York, Orange County, Orlando, Philadelphia, Phoenix, Pittsburgh, Portland, Providence, Reno, Salt Lake City, San Antonio, San Diego, San Francisco, San Jose, Seattle, St. Louis, Tampa, Toronto, Vancouver, BC, Washington, DC, Worcester.

The company will purchase a limited number of product samples from our supplier. After obtaining product orders from at least ten "flagship" customers, the company will hire an Internet consultant to design and build a website to display the company's illuminated signboard products to other prospective customers. The company plans to then finance further, more extensive, marketing activities, soliciting product orders from major trade show design companies across North America.

The company also plans to visit several international trade shows and, if finances allow, maintain exhibit booths to display its product line to both attendees and exhibit designers.

                         DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $100,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

     *   our lack of an operating history
     *   the proceeds to be raised by the offering
     * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders, and
     *   our relative cash requirements.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after the completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The price of the current offering is fixed at $0.025 per share. This price is significantly greater than the price paid by the company's sole officer and director for common equity since the company's inception on July 14, 2004. The company's sole officer and director paid as low as $0.001 per share, a difference of $0.024 per share lower than the share price in this offering.

Existing Stockholders if all of the Shares are Sold
---------------------------------------------------
        Price per share                                         $0.025
        Net tangible book value per share before offering       $ 0.0011327
        Potential gain to existing shareholders                 $ 56,000
        Net tangible book value per share after offering        $ 0.0080507
        Increase to present stockholders in net tangible
        book value per share after offering                     $ 0.006918
        Capital contributions                                   $ 21,000
        Number of shares outstanding before the offering        9,800,000
        Number of shares after offering held by existing
        stockholders                                            7,000,000
        Percentage of ownership after offering                  50.72%

     Purchasers of Shares in this Offering if all Shares Sold
     --------------------------------------------------------
        Price per share                                         $ 0.025
        Dilution per share                                      $ 0.0169493
        Capital contributions                                   $ 100,000
        Percentage of capital contributions                     82.64%
        Number of shares after offering held
        by public investors                                     6,800,000
        Percentage of ownership after offering                  49.28%

      Purchasers of Shares in this Offering if 75% of Shares Sold
      -----------------------------------------------------------
        Price per share                                         $ 0.025
        Dilution per share                                      $  0.01827
        Capital ontributions                                    $ 75,000
        Percentage of capital contributions                     78.125%
        Number of shares after offering held
        by public investors                                     5,800,000
        Percentage of ownership after offering                  45.3125%

      Purchasers of Shares in this  Offering if 50% of Shares Sold
      ----------------------------  ------------------------------
        Price pershare                                          $ 0.025
        Dilution per share                                      $ 0.0198219
        Capital contributions                                   $ 50,000
        Percentage of capital contributions                     70.42%
        Number of shares after offering held
        by public investors                                     4,800,000
        Percentage of ownership after offering                  40.67%

      Purchasers of Shares in this  Offering if 25% of Shares Sold
      ----------------------------  ------------------------------
        Price per share                                         $ 0.025
        Dilution  per share                                     $ 0.021657
        Capital contributions                                   $ 25,000
        Percentage of capital contributions                     54.34%
        Number of shares after offering held
        by public investors                                     3,800,000
        Percentage of ownership after offering                  35.18%


                            SELLING SECURITY HOLDERS

The following table sets forth information, as of the date of this offering, regarding the beneficial ownership of our common stock, both before and after the offering. The table includes all those who beneficially own any of our outstanding common stock and are registering their shares in the concurrent offering. The company is not aware of any selling shareholders who are broker-dealers or affiliated with a broker-dealer.

NOTE: As of the date of this prospectus, our sole officer and director owns 7,000,000 common shares, which are subject to Rule 144 restrictions.

The percentages determined in these calculations are based upon 9,800,000 of our common shares issued and outstanding as of the date of this prospectus. The following table shows the number of shares and percentage before and after the public offering:

------------------------- ------------ ---------- --------------------- ------------------- --------------
Name and Address of       Ownership    Before     Total Shares          Total Shares        %
Beneficial Owners of      Before       Offering   Offered For Sale      After Offering      Owned After
Common Stock              Offering     (1)                                                  Offering
------------------------- ------------ ---------- --------------------- ------------------- --------------
Victor Cullihall          380,000      3.87%      380,000               0                   0%
------------------------- ------------ ---------- --------------------- ------------------- --------------
Pamela Hutchinson         420,000      4.28%      420,000               0                   0%
------------------------- ------------ ---------- --------------------- ------------------- --------------
Brian Jordan              420,000      4.28%      420,000               0                   0%
------------------------- ------------ ---------- --------------------- ------------------- --------------
William Moody             400,000      4.08%      400,000               0                   0%
------------------------- ------------ ---------- --------------------- ------------------- --------------
Brandon Pizzacalla        420,000      4.28%      420,000               0                   0%
------------------------- ------------ ---------- --------------------- ------------------- --------------
Robert Stubbs             380,000      3.87%      380,000               0                   0%
------------------------- ------------ ---------- --------------------- ------------------- --------------
Randall Webb              380,000      3.87%      380,000               0                   0%
------------------------- ------------ ---------- --------------------- ------------------- --------------


(1)  Based on 9,800,000 common shares outstanding prior to the primary offering.

o Except as pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock.

The shares were acquired on September 23, 2005; we issued 2,800,000 common shares for a total consideration of $14,000, which was accounted for as a purchase of common stock.

                              PLAN OF DISTRIBUTION

We are offering 4,000,000 shares on a self-underwritten basis. The offering price is $0.025 per share for the duration of the offering. In addition, certain selling shareholders are concurrently registering 2,800,000 shares of common stock for possible resale at the same time we are conducting this offering, and at the same price of $0.025. The percentage of the total outstanding common stock being offered by the selling shareholders is approximately 28.5%, based upon the 9,800,000 of our common shares that are issued and outstanding as of the date of this prospectus. There is no arrangement to address the possible effect of the concurrent primary and secondary offerings on the price of the stock.

We will sell the shares only through Christopher Brough, our sole officer and director. Mr. Brough will receive no commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The
conditions   are  that:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
3. The person is not at the time of their participation, an associated person of a broker/-dealer; and,
4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer, otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, and has not acted as such a broker/dealer or associate within the preceding twelve (12) months; and (C) does not participate in the selling or offering of securities for any Issuer more than once every twelve (12) months, other than in reliance on Paragraphs (a)(4)(i) or
     (a)(4)(iii).

Mr. Brough is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He will continue to be our sole officer and director at the end of the offering. Mr. Brough is currently not a
broker/dealer,  or  associated  with  a  broker/dealer,   and  has  not  been  a
broker/dealer, or associated with a broker/dealer, during the last twelve months. Mr. Brough has not, during the last twelve months, offered or sold securities for another corporation, and he will not, in the next twelve months, offer or sell securities for another corporation.

Only after our prospectus is made effective by the SEC, do we intend to advertise and hold investment meetings in the various states or provinces where the offering will be registered. We will not use the Internet to advertise our offering. We will also distribute the prospectus to potential investors at our meetings, and to our friends and relatives who are interested in PlasmaTech and a possible investment in the offering.

We confirm that we have not engaged in, and will not be engaging in, a finder in connection with this offering.

Offering Period and Expiration Date

This offering will start on the date of this prospectus becoming effective by the Securities and Exchange Commission and continue for a period of 90 days, unless extended by the company for an additional 90 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

     1.   Execute and deliver a subscription agreement.

     2.   Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to PlasmaTech, Inc.

Right to Reject  Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All moneys from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

The company will not accept any subscriptions for shares, or payments, until this registration statement becomes effective with the Securities and Exchange Commission.

                                LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

                                    BUSINESS

General

PlasmaTech, Inc. is a development stage company and was organized on July 14, 2004 to enter into the North American exhibition and trade show design industry with its custom plasma light signage products.

According to the Team Canada Inc. publication "Successful International Trade Show Marketing" (appended), trade fairs typically account for 22 to 25 percent of the business markets promotional budget, second only to personal selling, and ahead of print advertising and direct mail. For example, U.S. businesses spend approximately $9 billion annually on exhibitors' travel and direct labor costs, and a further $12 billion on actual exhibit costs.

According to a study sponsored by STAT-USA in 2002 (appended), China's exhibition and trade show industry is growing rapidly, with an annual rate of increase of about 20%. PlasmaTech's potential customers include the many North American companies, some of which are listed in the next section of this prospectus, that design and construct custom exhibits for this growing market.

PlasmaTech plans to retail custom designed, plasma illuminated signboard products to trade show design companies that use illuminated signboards in their displays and exhibits.

Marketing

The company will, through direct marketing email and telephone solicitation, contact corporations that use illuminated signboard products as an integral part of their trade show installations. These corporations include 3D Exhibits, Inc., Accent Tradeshow Furnishings, AD-EX International, Alternative Trade Show Services, Inc., American Convention, CEP Exhibits, Inc., Exhibitors Svc, LLC, Brook Convention Furnishings, Catalyst Exhibits, Inc., CB Display Services, CEP Exhibits, Inc., CES Exhibits, Communication Exhibits, Inc., Convention All Services, Convention Service Associates, Inc., Corporate Events I&D, Cort Trade Show Furnishings, CSI, Czarnowski Exhibit Service Specialists, Desert Display Services, Design Agency, Dimension Craft, Inc., Donald E. McNabb Company, Inc., Elite Tradeshow Services, Essex Design & Display, Excel Management Services, Exhibit Depot, Exhibit Edge, Exhibit Fair Intl, Inc., and scores of others. The company plans to solicit orders for programmable illuminated banners, wall mounted displays, marquise, room dividers, and promotional clothing and lighting systems from these trade show exhibit and display designers.

Once the company has purchased its sample inventory, we intend to embark on a marketing campaign which presents our products to prospective customers. The company will develop a website using the domain www.plasmatechinc.com to place pictures of its custom trade show exhibit and display products. Customer will be able to visit the website and view products categorized by both type and price.

Products and Services

Although the company intends to design and market a basic line of standard illuminated signage products, including promotional banners and wall displays, it also intends to design customized plasma light products for trade show exhibit designers, when requested to do so from prospective customers.

Product Launch

The company intends to design and order samples of its Plasma lighting products within 90 days of completing this offering. Samples are expected to arrive 60 days later. The company intends to then begin the development of its website, and direct telephone marketing to U.S. trade show design firms who may be interested in purchasing or licensing our products. The company anticipates visiting up to ten high profile trade show design companies, to solicit product orders from "flagship" customers, within 180 days of completing this offering. The company anticipates that orders will take an additional 60 days to arrive in North America.

Competitive Advantages

There are many competitors in the trade show products industry in North America that supply illuminated signboard products to exhibition designers. The company feels it will have a competitive advantage over most of its competitors due to the superiority of plasma light technology over traditional forms of signboard illumination. Plasma light has a number of advantages for trade show exhibit designers: the light source is shadow-less and homogeneous, its illumination is cold to the touch and is insensitive to shock influences, it is light weight and can be wall mounted using simple Velcro fasteners, it can be shaped to fit small and/or complex spaces, and can be rolled up in cylindrical air mail tubes for easy shipment.

Company History

On July 14, 2004, Christopher Brough, our sole officer and director, founded the company to enter into the trade show exhibition design industry with its custom illuminated signboard products.

Employees

Currently, our employees consist of our sole officer and director who, at present, is not being paid.

Employees and Employment Agreements

At present, we have no employees other than our sole officer and director, who is not receiving, and has not received, compensation. There are no employment agreements in existence. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole officer and director. During the initial implementation of our marketing strategies, the company intends to hire an independent consultant to develop its website, rather than hire full time website development/maintenance employees.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company organized to enter into the trade show exhibit design industry. We have not yet generated or realized any revenues from our business operations.

From inception to December 31, 2005, the company's business operations have been primarily focused on developing an executive marketing strategy, along with industry market research and competitive analysis. The company has also dedicated time and money to the preparation of its registration statement, including accounting services and the preparation of audited financial statements.

The company must raise additional capital over the next 12 months after this registration statement becomes effective. Additional capital is required to cover the costs associated with launching our PlasmaTech products (see "Product Launch" in the Business section of this prospectus above).

We intend to secure certain exclusive marketing rights for the company's PlasmaTech products within 90 days after this registration becomes effective. We estimate that these rights will cost approximately $10,000. The company intends to design and order samples of its Plasma lighting products within 90 days of completing this offering. Samples are expected to arrive 60 days later. We estimate that these samples will cost $22,000. The company intends to begin the development of its website, and direct email and telephone marketing to U.S. trade show design firms who may be interested in purchasing or licensing our products, within 210 days after this registration becomes effective. We estimate that it will cost $10,000 to develop the website, and $4,000 for direct email and telephone marketing.

The company anticipates visiting up to ten high profile trade show design companies, to solicit product orders from qualified customers, within 270 days of completing this offering. We estimate theses travel cost to be $20,000. After obtaining product orders from at least ten "flagship" customers, the company plans to finance further, more extensive, marketing activities, soliciting product orders from major trade show design companies across North America. The company anticipates that it will hire a commission sales person within approximately 270 days of this registration becoming effective. The company anticipates that the sales cycle (the length of time between initial customer contact and the completion of the sale) will be a minimum of 90 days. The company anticipates that it would complete initial product sales within 360 days of this registration becoming effective.

Results of Operations

Since inception (July 14, 2004) to December 31, 2005, PlasmaTech has spent a total of $9,899 on start-up costs. The company has not generated any revenue from business operations. All proceeds currently held by the company are the result of the sale of common stock.

The majority of the company's expenditures have been in two areas. The company incurred capital expenditures of $7,384 for accounting services, the preparation of audited financial statements, and legal services. In addition, the company incurred $2,515 in general administrative costs.

Liquidity and Capital Resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations. On September 15, 2005, PlasmaTech issued 7,000,000 shares of common stock to our sole officer and director for cash proceeds of $0.001 per share. On September 23, 2005, PlasmaTech issued 14,000 common shares for cash proceeds of $0.005 per share. As of December 31, 2005, our total assets were $14,197 and our total liabilities were $10,096. From inception to December 31, 2005 the company has raised $21,000 through the sale of its shares.

                                   MANAGEMENT

Officers and Directors

Our sole officer and director serves until his successor is elected and qualified. Our sole officer and director is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees. The company's current audit committee consists of our sole officer and director.

The name, address, age and position of our president, secretary/treasurer, and director and vice president are set forth below:

                Name and Address       Age                  Position(s)
                ----------------       ---                  -----------


Christopher Brough                     63        President, Secretary/Treasurer,
178 Furry Creek Drive                            Principal   Executive  Officer,
Furry Creek, B.C., Canada  V0N 3Z2               Principal Financial Officer and
                                                 sole  member  of the  Board  of
                                                 Directors

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

Christopher Brough, President, CEO, Director, Secretary/Treasurer & Chairman

Christopher Brough is a globally recognized award-winning leader and innovator in the fields of advertising campaigns and film and television production. Mr. Brough's vast experience led him to co-found three of Canada's largest and most prolific television production companies: Mainframe Entertainment, the world's first computer animated television studio, producing such hits as ReBoot, Transformers, Barbie and others; BLT Productions Ltd, producer of the long running sci-fi hit Andromeda; and the Sextant Entertainment Group. Mr. Brough has been nominated for seven Gemini awards, won five, and was inducted into the Smithsonian Institution's CyberWorld Hall of Fame by Microsoft's Bill Gates.

Mr. Brough was also responsible for producing prime-time series and animated specials such as Teddy Ruxpin, which he co-created. Teddy Ruxpin held six top positions on Billboard's Home Video Sales Charts for over 12 months, and won a USDA Award for Best Non-Movie Children's Program in 1987, selling in excess of 10 million video units worldwide.

He currently serves on the Board of Governors for the Emily Carr Institute of Art and Design, and was the founding President and Board Director of New Media BC, representing over two hundred technology companies throughout British Columbia.

Mr. Brough started his career in advertising as a commercial producer/director working with globally recognized clients, such as Clairol, Canada Dry and Anhauser Busch.

His activities over the last five years include the executive production of the award winning series Aaagh! It's the Mr. Hell Show for the Comedy Network and the BBC in the United Kingdom, and the YTV/Granada Television series production of Big Teeth Bad Breath. Most recently, Mr. Brough produced the $50 million budgeted Strawberry Fields feature film, which brings to life the many stories and characters of The Beatles' music.

Conflicts of Interest

At the present time, we do not foresee a direct conflict of interest with our sole officer and director. The only conflict that we foresee is Mr. Brough's devotion of time to projects that do not involve us. In the event that Mr. Brough ceases devoting time to our operations, he has agreed to resign as an officer and director.

                             EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us, from inception on July 14, 2004 through December 31, 2005. The compensation addresses all compensation awarded to, earned by, or paid to our named executive officer up to December 31, 2005. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

                                                                      Long-Term Compensation
                                  Annual Compensation                 Awards        Payouts
(a)            (b)        (c)     (d)       (e)            (f)        (g)           (h)        (i)

                                                                      Securities
                                                                      Restricted
                                            Other          Under      Shares or                Other
                                            Annual         Options/   Restricted               Annual
Names Executive                             Compensation   SARs       Share         LTIP       Compensation
Officer and    Year       Salary  Bonus                    Granted    Units         Payouts
Principal      Ended      (US$)   (US$)     (US$)          (#)        (US$)         (US$)      (US$)
Position

Christopher    2004       0       0         0              0          0             0          0
Brough
President      2005       0       0         0              0          0             0          0

We did not pay any salaries in 2004, and we did not pay any salaries at any time during the first or second quarter of 2005. We will not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option, retirement, pension, or profit sharing plans for the benefit of our sole officer and director, other than as described herein.

Long-Term Incentive Plan Awards

We have no long-term incentive plans that provide compensation intended to serve as an incentive for performance.

Compensation of Directors

Our sole officer and director does not receive any compensation for serving as a member of the board of directors. As of the date hereof, we have not entered into employment contracts with our sole officer and director and do not intend to enter into an employment contract until such time as it profitable to do so.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.


Name and Address     Number of Shares     Number of Shares    Percentage of       Percentage of
Beneficial           Before the Offering  After Offering      Ownership as of the Ownership After the
Ownership [1]                             Assuming all of the date of this of     Offering Assuming
                                          Shares are Sold     this prospectus     all of the Shares
                                                                                  are Sold

Christopher          7,000,000            7,000,000           71.4%               50.72%
Brough,
178 Furry
Creek, Furry
Creek, B.C
Canada V0N 3Z2

All Officers         7,000,000            7,000,000           71.4%               50.72%
and Directors
as a Group (1
person)


 [1] The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Brough is the only "promoter" of our company.

Future Sales by Existing Stockholders

A total of 7,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition, on September 15, 2006. Under Rule 144, a shareholder can sell up to 1% of the total outstanding shares, every three months, in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of our remaining shares after the applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Since our sole officer and director will control the company after this offering, regardless of the number of shares sold, your ability to change the course of our operations is negligible. As such, the value normally attributable to the right to vote is eliminated. This could result in a reduction in value of the shares you own because they lack effective voting power. None of our common stock is subject to outstanding options, warrants or securities convertible into common stock.

                            DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

* Have equal ratable rights to dividends from funds legally available if and when declared by our board of directors,
* are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs,
* have neither preemptive, subscription or conversion rights, nor redemption or sinking fund provisions or rights, and
* are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation and Bylaws, and the applicable statutes of the State of Nevada, for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights. Thus, when voting for the election of directors, shareholders who hold more than 50% of the outstanding shares can, if they so choose, elect all of the directors to be elected. In that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own more than 50% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in our control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay, or make more difficult, acquisitions or changes in our control. However, these provisions apply only when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger, and do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Currently, we have no Nevada shareholders and, since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation, and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, we anticipate doing so within the next twelve months. Until such a time as a transfer agent is retained, PlasmaTech will act as its own transfer agent.

                              CERTAIN TRANSACTIONS

Christopher Brough, our sole officer and director, has not received, nor will receive, anything of value, directly or indirectly, from us. Further, the company has not received, nor will receive, any assets, services or other consideration from Mr. Brough.

On September 15, 2005, we issued a total of 7,000,000 shares of common stock to Mr. Brough for a total consideration of $7,000. This was accounted for as a purchase of common stock.

On September 23, 2005, we issued 2,800,000 shares of common stock for total consideration of $14,000. This was accounted for as a purchase of common stock.

                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                     EXPERTS

Our financial statements have been audited for the period from inception, July 14, 2004, to December 31, 2005 by Dale Matheson Carr-Hilton Labonte, Chartered Accountants, 1700 - 1140 West Pender Street, Vancouver, British Columbia, Canada V6E 1N9, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

James N. Barber, Attorney at Law, 50 West Broadway, Suite 100, Bank Chase Tower, Salt Lake City, Utah 84101-2006, has acted as our legal counsel. Mr. Barber opined on the legality of the 6,800,000 shares of common stock offered through this prospectus.

                              FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by an Independent Certified Public Accountant.

Our financial statements immediately follow:




                                PlasmaTech, Inc.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ................... 33

BALANCE SHEETS ............................................................ 34

STATEMENTS OF OPERATIONS .................................................. 35

STATEMENT OF STOCKHOLDERS' EQUITY ......................................... 36

STATEMENTS OF CASH FLOWS .................................................. 37

NOTES TO FINANCIAL STATEMENTS ............................................. 38

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders and Board of Directors of PlasmaTech, Inc.

We have audited the accompanying balance sheets of PlasmaTech, Inc. (a development stage company) as of December 31, 2005 and 2004, and the statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 2005, the period from inception on July 14, 2004 to December 31, 2004, and the period from inception on (July 14, 2004) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004, and the statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 2005, the period from inception on July 14, 2004 to December 31, 2004, and from inception on July 14, 2004 to December 31, 2005, in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has incurred losses since inception and has limited working capital available raising substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Management's plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Dale Matheson Carr-Hilton Labonte
------------------------------------
CHARTERED ACCOUNTANTS

Vancouver, Canada
March 7, 2006

                                            PLASMATECH, INC.
                                      (A Development Stage Company)

                                             BALANCE SHEETS
                                                                            December 31,    December 31,
                                                                                2005          2004
                                                                            -----------    -----------
                                               ASSETS
CURRENT ASSETS
      Cash                                                                  $    14,197    $      --
                                                                            ===========    ===========

                             LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Accounts payable and accrued liabilities                                 $     7,192    $      --
     Advance from related party (Note 5)                                          2,904          1,949
                                                                            -----------    -----------

                                                                                 10,096          1,949
                                                                            -----------    -----------
STOCKHOLDERS' EQUITY (DEFICIT )
   Capital stock (Note 4)
     Authorized
      75,000,000 shares of common stock, $0.001 par value,
     Issued and outstanding
      9,800,000 shares of common stock (2004 - nil shares)                        9,800           --
   Additional paid-in capital                                                    11,200           --
     Share subscription receivable                                               (7,000)          --
   Deficit accumulated during the development stage                              (9,899)        (1,949)
                                                                            -----------    -----------

                                                                                                 4,101
                                                                                                (1,949)
                                                                            -----------    -----------

                                                                            $    14,197    $      --
                                                                            ===========    ===========


    The accompanying notes are an integral part of these financial statements


                                PLASMATECH, INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS
                                                                                      Cumulative
                                                                                       results of
                                                                                    operations from
                                                                     July 14, 2004   July 14, 2004
                                                                        (date of       (date of
                                                        Year ended    inception) to  inception) to
                                                       December 31,   December 31,   December 31,
                                                           2005           2004           2005
                                                       -----------    -----------    -----------
  EXPENSES

   Office and general                                  $     1,715    $       800          2,515
   Professional fees                                         6,235          1,149          7,384
                                                       -----------    -----------    -----------

NET LOSS                                               $    (7,950)   $    (1,949)   $    (9,899)
                                                       ===========    ===========    ===========




BASIC NET LOSS PER SHARE                               $      0.00
                                                       ===========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING     2,811,507
                                                       ===========












    The accompanying notes are an integral part of these financial statements


                                PLASMATECH, INC.
                          (A Development Stage Company)

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

               FROM INCEPTION (JULY 14, 2004) TO DECEMBER 31, 2005




                                                                                                         Deficit
                                                                                                       Accumulated
                                                       Common Stock        Additional      Share       During the
                                              -------------------------     Paid-in     Subscription   Development
                                                Shares         Amount       Capital      Receivable       Stage          Total
                                              -----------   -----------   -----------   -----------    -----------    -----------

Balance, July 14, 2004                               --     $      --     $      --     $      --      $      --      $      --


Net loss                                             --            --            --          (1,949)        (1,949)
                                              -----------   -----------   -----------   -----------    -----------    -----------

Balance, December 31, 2004                           --            --            --            --           (1,949)        (1,949)
                                              -----------   -----------   -----------   -----------    -----------    -----------

Common  stock issued for cash at $0.001 per
share
    - September 15, 2005                        7,000,000         7,000          --            --             --            7,000
Common  stock issued for cash at $0.005 per
share
      - September 23, 2005                      2,800,000         2,800        11,200          --             --           14,000

Share subscription receivable                        --            --            --          (7,000)          --           (7,000)

Net loss                                             --            --            --            --           (7,950)        (7,950)
                                              -----------   -----------   -----------   -----------    -----------    -----------

Balance, December 31, 2005                      9,800,000   $     9,800   $    11,200   $    (7,000)   $    (9,899)   $     4,101
                                              ===========   ===========   ===========   ===========    ===========    ===========



    The accompanying notes are an integral part of these financial statements


                                PLASMATECH, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS
                                                                                        Cumulative
                                                                   Inception            results of
                                                                   (July 14,          operations from
                                                Year ended,          2004) to         inception (July
                                                December 31,        December 31,       14, 2004) to
                                                   2005                2004         December 31, 2005
                                               -----------          ----------         -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                     $    (7,950)         $   (1,949)        $    (9,899)

  Changes in operating liabilities
    Accounts payable and accrued liabilities         7,192                --                 7,192
     Advances from a related party                     955
                                                                         1,949               2,904
                                               -----------          ----------         -----------

NET CASH USED IN OPERATING ACTIVITIES                  197                --                   197
                                               -----------          ----------         -----------


CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                14,000                --                14,000
                                               -----------          ----------         -----------

NET CASH PROVIDED BY FINANCING ACTIVITIES           14,000                --                14,000
                                               -----------          ----------         -----------

NET INCREASE IN CASH                                14,197                --                14,197

CASH, BEGINNING OF PERIOD                             --                  --                  --
                                               -----------          ----------         -----------

CASH, END OF PERIOD                            $    14,197          $                  $    14,197
                                               ===========          ==========         ===========


Supplemental cash flow information
and noncash financing  activities:

Cash paid for:
  Interest                                     $      --            $     --           $      --
                                               ===========          ==========         ===========

  Income taxes                                 $      --            $     --           $      --
                                               ===========          ==========         ===========


  Share subscription receivable                $     7,000          $     --           $     7,000
                                               ===========          ==========         ===========





    The accompanying notes are an integral part of these financial statements

--------------------------------------------------------------------------------

                                PLASMATECH, INC.
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS

                                DECEMBER 31, 2005
--------------------------------------------------------------------------------


NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION
--------------------------------------------------------------------------------

PlasmaTech, Inc. (the "Company") is in the initial development stage and has incurred losses since inception totaling $9,899. The Company was incorporated on July 14, 2004 in the State of Nevada. The Company was organized to enter into the design and sale of illuminated signboard products. The Company intends to enter into the production of photo quality images on plastic that light up in a pre-programmed animated series, requiring minimal amounts of electricity. The Company's initial market focus of this technology will be for trade show exhibit and installation designers within North and South America. To date the Company has had no business operations.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company is funding its initial operations by way of issuing Founders' shares and entering into a private placement offering for up to 10,000,000 common shares at $0.005 per share. As of December 31, 2005, the Company had sold 9,800,000 shares and had received $14,000 in proceeds from the sale of the Company's common stock. As of December 31, 2005, 7,000,000 Founders' shares were issued at $0.001 per share for which a share subscription receivable of $7,000 was recorded and 2,800,000 shares were issued at $0.005 per share for net proceeds of $14,000 pursuant to the Private Placement Offering.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

Basis of Presentation
These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions
Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes
The Company follows the liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards ("SFAS") No.109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share
Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Foreign Currency Translation
The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the period. Related translation adjustments are reported as a separate component of stockholders' equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations.

--------------------------------------------------------------------------------

Stock-based Compensation
The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements
In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 153, "Exchanges of Non-monetary Assets - An Amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Non-monetary Transactions", is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, "Share-Based Payment." SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS No. 123R in the first interim or annual reporting period that begins after December 15, 2005. Management is currently evaluating the impact of the adoption of this standard on our results of operations and financial position.

In March 2005, the SEC staff issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment," to give guidance on the implementation of SFAS No. 123R. Management will consider SAB No. 107 during the implementation of SFAS No. 123R.

In May 2005, the FASB issued SFAS 154, "Accounting Changes and Error Corrections." This Statement replaces APB Opinion No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements," and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. Management believes this Statement will have no impact on the financial statements of the Company.

In March 2005, the FASB issued FASB Interpretation ("FIN") No. 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143." Asset retirement obligations (AROs) are legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal operation of a long-lived asset, except for certain obligations of lessees. FIN No.47 clarifies that liabilities associated with asset retirement obligations whose timing or settlement method are conditional on future events should be recorded at fair value as soon as fair value is reasonably estimable. FIN No.47 also provides guidance on the information required to reasonably estimate the fair value of the liability. FIN No.47 is intended to result in more consistent recognition of liabilities relating to AROs among companies, more information about expected future cash outflows associated with those obligations stemming from the retirement of the asset(s) and more information about investments in long-lived assets because additional asset retirement costs will be recognized by increasing the carrying amounts of the assets identified to be retired. FIN No.47 is effective for fiscal years ending after December 15, 2005. Management believes this Statement will have no impact on the financial statements of the Company.

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS
--------------------------------------------------------------------------------

In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 4 - CAPITAL STOCK
--------------------------------------------------------------------------------

The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

As of December 31, 2005, the Company has not granted any stock options and has not recorded any stock-based compensation.

During the period ended December 31, 2005, a director purchased 7,000,000 shares of common stock in the Company at $0.001 per share with proceeds to the Company totalling $7,000. As at December 31, 2005 the proceeds were outstanding and have been reflected as "subscription receivable." Subsequent to year end the funds were paid by the director to the Company on January 19, 2006.

Private Placement

On August 10, 2005, the Company authorized a Private Placement Offering of up to 10,000,000 shares of common stock at a price of $0.005 per share. The total amount to be raised in this financing is $50,000. As of December 31, 2005, the Company had issued 2,800,000 common shares and had received $14,000 in proceeds from the sale of its stock.

NOTE 5 - RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

As of December 31, 2005, the Company received advances from a director of the Company to pay for operating costs. The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment.

NOTE 6 - INCOME TAXES
--------------------------------------------------------------------------------

As of December 31, 2005, the Company had net operating loss carry forwards of approximately $10,000 that may be available to reduce future years' taxable income and will expire commencing in 2024. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a full valuation allowance for the deferred tax asset relating to these tax loss carryforwards.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Our auditors are the firm of Dale Matheson Carr-Hilton Labonte, Chartered Accountants, operating from their office in Vancouver, British Columbia, Canada. There have not been any changes in, or disagreements with, accountants on accounting or financial disclosures, or any other matter.

               Part II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution

The estimated expenses of the offering, whether or not all shares are sold, all of which are to be paid by the registrant, are as follows:

                            SEC Filing Fee          1,300
                                  Printing            200
                                            --------------
                            Transfer Agent          1,200
                                            --------------
                                     TOTAL         $2,700
                                            --------------

Recent Sales of Unregistered Securities

(a) Prior sales of common shares

PlasmaTech is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001. As of December 31, 2005, we had issued 7,000,000 common shares to our sole officer and director for a total consideration of $7,000; in addition, we had issued 2,800,000 common shares, for a total consideration of $14,000, to a total of seven (7) registered shareholders, all of whom are resident outside of the United States. There are no United States shareholders of record who own shares in PlasmaTech.

PlasmaTech is not listed for trading on any securities exchange in the United States, and there has been no active market in the United States or elsewhere for the common shares.

During the past year, PlasmaTech has sold the following securities which were not registered under the Securities Act of 1933, as amended:

September 15, 2005

PlasmaTech issued 7,000,000 shares of common stock to the sole officer and director for cash proceeds of $0.001 per share.

September 23, 2005

PlasmaTech
issued 2,800,000 common shares to seven (7) individual investors for cash proceeds of $0.005 per share.

We issued the foregoing restricted shares of common stock to the above named eight (8) individuals pursuant to Regulation S of the Securities Act of 1933. None of the above are deemed to be accredited investors and each was in possession of all material information relating to PlasmaTech. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

The company sold theses shares in an offshore transaction pursuant to Rule 903 of Regulation S of the Securities Act of 1933. None of the company's shareholders are U.S. persons as that term is defined in Regulation S. No directed selling efforts were made in the United States by the company, any distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S, by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

(b) Use of proceeds

We have spent a portion of the proceeds of the above private placements to pay for certain costs associated with preparing this registration statement. We expect that the balance of the proceeds will be applied mainly to further costs incurred in preparing this prospectus, and administrative costs.

We shall report the use of these proceeds in our first periodic report filed, pursuant to sections 13(a) and 15(d) of the Exchange Act, after the effective date of this registration statement, and thereafter on each of our subsequent periodic reports disclosing further applications of the proceeds of this offering or the termination of this offering.

                                    EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

Exhibit No.  Document Description
-----------  --------------------
 3.1         Articles of Incorporation of PlasmaTech, Inc.
 3.2         Bylaws of PlasmaTech, Inc.
 4.1         Specimen Stock Certificate of PlasmaTech, Inc.
 5.1 Opinion of James N. Barber regarding the legality of the securities being registered
 23.1        Consent of Dale Matheson Carr-Hilton Labonte, Chartered Accountants
 99.1        Subscription Agreement of PlasmaTech, Inc.

(b) Description of Exhibits

Exhibit 3.1
-----------
Articles of Incorporation of PlasmaTech, Inc., dated July 14, 2004.

Exhibit 3.2
------------
Bylaws of PlasmaTech, Inc., approved and adopted on July 14, 2004.

Exhibit 4.1
-----------
Specimen Stock Certificate of PlasmaTech, Inc.

Exhibit 5.1
-----------
Opinion of James N. Barber, Attorney at Law, 50 West Broadway, Suite 100, Bank One Tower, Salt Lake City, Utah 84101-2006, dated April 10, 2006, regarding the legality of the securities being registered in this registration statement.

Exhibit 23.1
------------
Consent of Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, 1700 - 1140 West Pender Street, Vancouver, British Columbia, Canada V6E 4G1, dated March 23, 2006 regarding the use, in this Registration Statement, of their auditors' report and financial statements for PlasmaTech, Inc. for the period ending December 31, 2005.

Exhibit 99.1
------------
Subscription Agreement of PlasmaTech, Inc.

UNDERTAKINGS

Presently, the sole officer and director of PlasmaTech is not covered by liability insurance. However, PlasmaTech's Articles of Incorporation state that the corporation may indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Nevada. No other statute, charter provision, by-law, contract or other arrangement, to insure or indemnify a controlling person, director or officer of PlasmaTech, exists which would affect his liability in that capacity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

     a.  To  include  any  prospectus   required  by  Section  10(a)(3)  of  the
         Securities Act;

     b. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered, if the total dollar value of securities offered would not exceed that which is registered, any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement, or any change to such information contained in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form SB-2. The registrant certifies further that it has authorized this registration statement and duly caused this Form SB-2 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 13th day April of 2006.

PlasmaTech, Inc.

/s/  Christopher Brough
-----------------------------------------
     Christopher Brough
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

Know all men by these presents, that each person whose signature appears below constitutes and appoints Christopher Brough, as agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 registration statement has been signed by the following person in the capacities and on the date indicated:

/s/ Christopher Brough                                 April 13, 2006
-------------------------------------------------------------------------------
Christopher Brough
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer


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